Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GeoPark Limited of our report dated March 7, 2018 relating to the financial statements, which appears in GeoPark Limited’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PRICE WATERHOUSE & CO S.R.L

/s/ Ezequiel Luis Mirazón
By: Ezequiel Luis Mirazón (Partner)

Autonomous City of Buenos Aires, Argentina
December 12, 2018